Exhibit 99.1

December 15, 2016

Ed Vallejo
Vice President, Financial Planning and Investor Relations
856-566-4005 edward.vallejo@amwater.com

Maureen Duffy

Vice President, Communications

856-309-4546

Maureen.Duffy@amwater.com

AMERICAN WATER ANNOUNCES 2017 EARNINGS GUIDANCE

•	2017 diluted earnings per share from continuing operations estimated to be in the range of $2.98 to $3.08

•	Five year earnings per share compound annual growth rate estimated to be 7 to 10 percent anchored off of 2015 earnings per share

•	Reaffirming 2016 non-GAAP earnings guidance

VOORHEES, N.J., Dec. 15, 2016 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today announced its earnings per share guidance for 2017 and its estimated long-term EPS growth rate, and reaffirmed its non-GAAP earnings per share guidance range for the year ending December 31, 2016.

American Water estimates its 2017 diluted earnings per share from continuing operations to be in the range of $2.98 to $3.08.

“The 2017 guidance and our confidence in our long-term growth is based on the continued execution of our strategic goals,” said Susan Story, president and CEO of American Water. “We will continue to focus on providing safe, clean, affordable and reliable water services for our customers. Through investment of much needed capital for infrastructure replacement, technology and cost management to reduce the impact on our customers’ bills and strategic growth, we continue to create value for all of our stakeholders and achieve long-term success.”

The company also reaffirmed its 2016 non-GAAP earnings per share guidance. If the charge of $0.22 per diluted common share related to the Freedom Industries binding global agreement in principle is included in the range, the GAAP guidance is $2.59 - $2.64 per share. The earnings guidance without the effect of the binding global agreement in principle is $2.81 -$2.86 per share (a non-GAAP measure).

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“Our ability to deliver on our strategies and goals starts and ends with the outstanding dedication and performance of our employees,” said Story. “We had a great year with a projected growth of closed and pending acquisitions representing the addition of 79,500 customers, approximately $1.5 billion of capital investment, $1.2 billion of which will improve our regulated systems, continued gains in O&M efficiencies, and excellent water quality and service that benefit our customers,” said Story.

American Water will host its Investor Conference presentation and audio webcast with investors, analysts and other interested parties on Dec. 15 at New York Stock Exchange. In addition to Story, presentations will be made by Linda Sullivan, chief financial officer; Walter Lynch, chief operating officer; Deborah Degillio, president of American Water Enterprises; Mark Strauss, senior vice president of Corporate Strategy and Business Development and Daniel Dalton, president of Keystone Clearwater Solutions. The live webcast will be accessible to the public from 1 p.m. to approximately 5 p.m. Eastern Time, and posted on the Investor Relations page of the company’s website at www.amwater.com. Presentation slides that will be used in conjunction with the conference are also available online at http://ir.amwater.com.

The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (SEC).

Non-GAAP Financial Measures

This press release includes a presentation of 2016 adjusted earnings per share from continuing operations as 2016 earnings guidance (“Adjusted EPS”), which is a “non-GAAP financial measure” under SEC rules. This non-GAAP financial measure is derived from American Water’s estimated consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. Adjusted EPS guidance is defined as GAAP diluted earnings guidance per diluted common share from continuing operations excluding the impact in the third quarter of 2016 of the Freedom Industries binding global agreement in principle. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this non-GAAP financial measure is useful to the company’s investors because it provides an indication of the company’s forecast of baseline performance excluding items that are not considered to be reflective of ongoing results. Management does not intend results excluding the adjustment to represent results as defined by GAAP, and the reader should not consider them as indicators of the company’s performance. These items are

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derived from the company’s estimated consolidated financial information but are not presented in accordance with GAAP. The company’s definition of Adjusted EPS guidance may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.

About American Water

American Water is the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. Marking its 130th anniversary this year, the company employs more than 6,700 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found by visiting www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2016 and 2017 earnings guidance, the outcome of the Freedom Industries chemical spill litigation settlement proceedings, the outcome of pending and future acquisition activity and the amount of future capital investments, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates and other matters; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility regulations and policies, and impacts arising from the November 2016 U.S., state and local elections; potential costs and liabilities of American Water for environmental and similar matters resulting from, among other things, the provision of water services to customers in the natural gas exploration and production market; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia, including matters pertaining to the binding global agreement in principle to settle claims arising from this chemical spill;

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weather conditions, patterns or events or natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes and tornadoes, and cooler than normal temperatures; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain and upgrade current infrastructure, including technology systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water supplied to its customers and attacks on, or infiltration of, its computer systems or other critical infrastructure; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire and integrate water and wastewater systems into its regulated operations and enter into contracts and other agreements with, or otherwise obtain, new customers in its Market-based Businesses; cost overruns relating to improvements in or the expansion of its operations; its ability to maintain safe work sites; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; and civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors and other statements included in the company’s 2015 Annual Report on Form 10-K and subsequent SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

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American Water Works Company, Inc. and Subsidiary Companies

Revised Adjusted Earnings Guidance (A Non-GAAP, unaudited measure)

In millions

	2016
	Low End	High End
Revised Earnings Guidance, GAAP	$2.59	$2.64
Plus
Impact of Freedom Industries Chemical Spill Binding Global Agreement in Principle	0.37	0.37
Tax Impact	(0.15)	(0.15)

Revised Adjusted Earnings Guidance	$2.81	$2.86

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